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                                                                Exhibit 23.1

                             CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated May 10, 1999, (except for Notes J and L, as to which the date is May 24, 1999), with respect to the consolidated financial statements and schedule of CorVel Corporation included in the ENStar Inc. Annual Report (Form 10-K/A-1) for the year ended December 31, 1998.

                                   /s/ ERNST & YOUNG LLP

Orange County, California
June 28, 1999